January 20, 2010

[Name]
c/o ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121

Dear [name]:

I am pleased to inform you that the Compensation Committee of the Board of Directors of ADVENTRX Pharmaceuticals, Inc. (the “Company”) has modified the stock option granted to you on July 21, 2009, to purchase 1,700,000 shares of common stock of the Company at an exercise price of $0.13 per share (the “Option”), as set forth herein. This modification provides for acceleration of the vesting and exercisability of the Option in the event of your “involuntary termination.”

The first sentence of Section 6(e) of the Incentive Stock Option Grant Agreement evidencing the Option (the “Agreement”) is amended and restated to read in its entirety as follows:

“In the event that the Grantee ceases to provide Services as an Employee by reason of an Involuntary Termination, unless the Option has earlier terminated, the Option shall, immediately prior to such Involuntary Termination, vest and become exercisable with respect to 25% of the total number of Shares subject to this Option (or 425,000 Shares), and the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested as of such Involuntary Termination (for clarity, after taking into account the foregoing acceleration provision of this paragraph (e)), provided such exercise occurs by the close of business on the last calendar day of the 12th full calendar month following the date of such Involuntary Termination.”

This letter hereby modifies and revises the Agreement and the Option to incorporate the changes as described in this letter. Except as expressly provided for in this letter, the Agreement and the Option will remain unchanged and in full force and effect. The term “Agreement” as used in the Agreement and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as further amended by this letter. The Agreement as amended by this letter constitutes the entire agreement between you and the Company with respect to the subject matter thereof and supersedes in all respects all prior oral or written proposals, negotiations, conversations, discussions and agreements between you and the Company concerning the subject matter thereof.

Please countersign this letter to acknowledge your receipt of this letter and your agreement to and understanding of the modification to the Option and the Agreement as set forth herein.

Very truly yours,
ADVENTRX Pharmaceuticals, Inc.

By:

[Name], [Title]

ACKNOWLEDGED:

By:

[Name]